Exhibit 99.2

DATE: June 17, 2011

FOR IMMEDIATE RELEASE

AMERICAN MEDICAL SYSTEMS GIVES NOTICE OF MAKE-WHOLE FUNDAMENTAL CHANGE CONVERSION RIGHTS TO HOLDERS OF 4.00% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2041

MINNEAPOLIS, June17, 2011 — American Medical Systems Holdings, Inc. (“AMS” or the “Company”) (NASDAQ: AMMD) announced that, pursuant to the terms of the indenture (the “2041 Indenture”) governing its 4.00% Convertible Senior Subordinated Notes due 2041 (the “2041 Notes”), a “Make-Whole Fundamental Change” (as such term is defined in the 2041 Indenture) occurred on June 17, 2011 (the “Make-Whole Effective Date”) as a result of the transactions contemplated by the Agreement and Plan of Merger, dated as of April 10, 2011 (the “Merger Agreement”) among Endo Pharmaceuticals Holdings Inc. (“Endo”), NIKA Merger Sub, Inc., a wholly owned indirect subsidiary of Endo (“Merger Sub”), and AMS. As previously disclosed, under the Merger Agreement, Endo acquired AMS for $30.00 per share of common stock, par value $0.01 per share of AMS. Merger Sub merged with and into AMS on June 17, 2011 (the “Merger”), with AMS continuing as the surviving corporation and a wholly owned subsidiary of Endo. Completion of the Merger constitutes a Make-Whole Fundamental Change under the 2041 Indenture.

Holders of the outstanding 2041 Notes have the right to convert such 2041 Notes at any time beginning on June 17, 2011 (the date that is the “Make-Whole Effective Date” (as such term is defined in the 2041 Indenture)) and until the related “Fundamental Change Repurchase Date” (as such term is defined in the 2041 Indenture), in accordance with, and subject to, the provisions of the 2041 Notes and the 2041 Indenture.

About American Medical Systems Holdings, Inc.

American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to treat incontinence, erectile dysfunction, benign prostatic hyperplasia (BPH), pelvic floor prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher-quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 340,000 patients in 2010.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the Make-Whole Fundamental Change with respect to the 2041 Notes and underlying assumptions. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Additional information concerning AMS’s risk factors may be found in AMS’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the discussion under the heading “Risk Factors” in AMS’s Annual Report on Form 10-K for the year ended January 2, 2011, filed with the SEC on February 25, 2011, and its Quarterly Report on Form 10-Q for the quarter ended April 2, 2011, filed with the SEC on May 12, 2011.

More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for the year ended January 2, 2011 and its other SEC filings.

Contact:	John Armbruster
Treasurer
952-930-6486
John.Armbruster@AmericanMedicalSystems.com